Exhibit 1.1

EXECUTION VERSION

KB HOME

(a Delaware corporation)

$450,000,000

7.000% Senior Notes due 2021

UNDERWRITING AGREEMENT

October 15, 2013

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

As Representatives of the several Underwriters

named in Schedule B hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

KB Home, a Delaware corporation (the “Company”), and the Company’s subsidiaries listed on Schedule A hereto (the “Guarantors”) confirm their agreement with Credit Suisse Securities (USA) LLC (“Credit Suisse”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citigroup Global Markets Inc. (“Citigroup”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and each of the other underwriters, if any, named in Schedule B hereto (collectively, the “Underwriters,” which term shall also include any underwriters substituted as hereinafter provided in Section 10 hereof), for whom Credit Suisse, Merrill Lynch, Citigroup and Deutsche Bank are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $450 million aggregate principal amount of the Company’s 7.000% Senior Notes due 2021 (the “Securities”). The Securities are to be issued under the Indenture (as defined below). The Securities will be unconditionally guaranteed on a senior basis by each of the Guarantors (the “Guarantees”) pursuant to the Indenture.

The Securities are to be issued pursuant to an Indenture (the “Original Indenture”) dated as of January 28, 2004, as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) thereto dated as of January 28, 2004, as further amended and supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture”) thereto dated as of June 30, 2004, the Third Supplemental Indenture (the “Third Supplemental Indenture”) thereto dated as of May 1, 2006, the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) thereto dated as of November 9, 2006, the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) thereto dated as of August 17, 2007, the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) thereto dated as of January 30, 2012 , the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) thereto dated as of January 11, 2013 and the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”) thereto dated as of March 12, 2013 (the Original Indenture, as so amended and supplemented, the “Indenture”), each among the Company, the Guarantors and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (the “Trustee”).

In this Agreement, the Guarantors are sometimes referred to as the “Significant Subsidiaries.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (No. 333-176930) for the registration under the Securities Act of 1933 (the “1933 Act”) of, among other securities, the Securities and the Guarantees, which registration statement automatically became effective upon filing on September 20, 2011, which was post-effectively amended on February 1, 2012, on January 22, 2013 and on October 15, 2013 (the “Current Registration Statement”), and copies of which have heretofore been delivered to the Representatives. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Company proposes to file with the Commission, pursuant to Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations, the Prospectus Supplement (as defined in Section 3(i) hereof) and the related prospectus dated September 20, 2011 (the “Base Prospectus”) relating to the Securities and the Guarantees, and has previously advised the Representatives of all further information (financial and other) with respect to the Company and the Guarantors set forth therein. Any information included in the Prospectus Supplement or the Base Prospectus that was omitted from the Current Registration Statement at the time it became effective but that is deemed to be part of and included in the Current Registration Statement pursuant to paragraph (f) of Rule 430B is referred to as the “Rule 430B Information.” Each prospectus, together with the related prospectus supplement, relating to the Securities that omitted the Rule 430B Information or that was captioned “Subject to Completion” (or a similar caption) that was used after effectiveness of the Current Registration Statement, is herein called, together with the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a “Preliminary Prospectus,” and all references herein to any “Preliminary Prospectus” shall be deemed to include the Statutory Prospectus (as hereinafter defined). The Current Registration Statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the documents and information (including, without limitation, any 430B Information) otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations at such time, is hereinafter called, the “Registration Statement.” The Base Prospectus and the Prospectus Supplement including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), are herein called collectively, the “Prospectus.”

All references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Prospectus, the Base Prospectus, the Statutory Prospectus or any Preliminary Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, Rule 430B) to be a part of or included in, the Registration Statement, the Prospectus, the Base Prospectus, the Statutory Prospectus or such Preliminary Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus, the Base Prospectus, the Statutory Prospectus or any Preliminary Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus, the Base Prospectus, the Statutory Prospectus or such Preliminary Prospectus, as the case may be.

The Company and the Guarantors understand that the Underwriters propose to make a public offering (the “Offering”) of the Securities and the Guarantees as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

In connection with the Offering, the Company has made offers (the “Tender Offers”) to purchase its outstanding 5-3/4% Senior Notes due 2014 (the “5-3/4% Notes”) and 5-7/8% Senior

Notes due 2015 (the “5-7/8% Notes”) and 6-1/4% Senior Notes due 2015 (the “6-1/4% Notes”), consisting of (i) any and all of the Company’s 5-3/4% Notes (the “5-3/4% Tender Offer”), (ii) any and all of the Company’s 5-7/8% Notes (the “5-7/8% Tender Offer”), and (iii) up to $37 million in aggregate principal amount of its 6 1/4% Notes, on the terms and subject to the conditions set forth in the Offer to Purchase dated October 15, 2013 (as amended or supplemented). The Company has appointed Credit Suisse and Citigroup to act as Dealer Managers for the Tender Offers pursuant to a Dealer Manager Agreement, dated October 15, 2013, by and among Credit Suisse, Citigroup and the Company.

This Agreement, the Securities and the Indenture are hereinafter sometimes referred to, collectively, as the “Operative Documents” and, individually, as an “Operative Document.”

All references herein to a “subsidiary” or “subsidiaries” of the Company shall include, without limitation (i) the Guarantors and (ii) all other subsidiaries of the Company, including any consolidated joint ventures in which the Company or any of its other subsidiaries is a participant, any consolidated limited and general partnerships in which the Company or any of its other subsidiaries owns partnership interests and any consolidated limited liability companies in which the Company or any of its other subsidiaries owns membership interests (such consolidated joint ventures, limited and general partnerships and limited liability companies being hereinafter called, collectively, the “Partnerships” and, individually, a “Partnership”).

SECTION 1.  Representations and Warranties.

(a)      The Company and the Guarantors, jointly and severally, represent and warrant to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”), as of the Applicable Time (as defined below) and as of the Closing Time (as defined below), and agree with each Underwriter, as follows:

(i)      The Company and the Guarantors meet the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At (w) the time of filing the Current Registration Statement, (x) the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (y) the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (z) the Applicable Time (with such date being used as the determination date for purposes of this clause (z)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement, as of the Applicable Time (as defined below), meets the requirements set forth in Rule 415(a)(1)(x) of the 1933 Act Regulations. The Company agrees to pay the fees required by the Commission, if any, relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

At the time that the Registration Statement was first filed, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered such an “ineligible issuer.”

At the respective times the Registration Statement and any post-effective amendments thereto first became or become effective, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the date hereof and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied in all material respects and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, as of its date and as of the Representation Date, the Statutory Prospectus and any other Preliminary Prospectus, as of the date of the preliminary prospectus supplement constituting a part thereof, and the Prospectus and any amendments or supplements thereto, as of the Representation Date and at the Closing Time, complied, comply and will comply, in each case, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Preliminary Prospectus, each Issuer Free Writing Prospectus, if any, and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

As of the Applicable Time, neither (x) all Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus and the information set forth on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time that an Issuer Free Writing Prospectus containing the information in the Final Term Sheet (as defined in Section 3(i)) shall have been filed with the Commission, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” shall mean 3:15 p.m. (New York City time) on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means, collectively, the Base Prospectus and the preliminary prospectus supplement dated October 15, 2013 relating to the offering of the Securities and the Guarantees, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated or deemed to be incorporated by reference therein that has not been superseded or modified.

The representations and warranties in this subsection 1(a)(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus, any

Preliminary Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein or the information contained in any Statement of Eligibility of a trustee under the 1939 Act filed or incorporated by reference as an exhibit to the Registration Statement (a “Form T-1”).

(ii)      Ernst & Young LLP, whose reports are incorporated by reference into the Registration Statement, the Statutory Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

(iii)      The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of operations of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein; the Company’s ratios of earnings to fixed charges and, if applicable, of earnings to combined fixed charges and preferred stock dividends included in the Base Prospectus under the caption “Ratios of Earnings to Fixed Charges” and in the Prospectus Supplement under the caption “Selected Consolidated Financial Data” and in Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission; and the pro forma financial statements, if any, and related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(iv)      Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends in customary amounts per share on the Company’s common stock, par value $1.00 per share (the “Common Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. As used in this subsection (iv), the term

“Registration Statement” means the Registration Statement excluding any amendments or supplements thereto after the date of this Agreement; the term “General Disclosure Package” means the General Disclosure Package excluding any amendments or supplements thereto after the Applicable Time; and the term “Prospectus” means the Prospectus excluding any amendments or supplements thereto after the date of this Agreement.

(v)      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Operative Documents and the Guarantees; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and in each other jurisdiction, if any, in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except jurisdictions (other than the State of California) where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and without limitation to the foregoing provisions of this subparagraph, the only jurisdiction in which the Company is qualified as a foreign corporation is the State of California.

(vi)      Each Guarantor is either a corporation or a limited liability company. Each Guarantor has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Operative Documents to which it is a party, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; without limitation to the foregoing provisions of this subparagraph, none of the Guarantors is qualified as a foreign corporation or limited liability company in any jurisdiction, other than KB HOME Orlando LLC, KB HOME Tampa LLC, KB HOME Fort Myers LLC, KB HOME Treasure Coast LLC, and KB HOME Florida LLC, each a Delaware limited liability company qualified as a foreign limited liability company in the State of Florida, KB HOME DelMarVa LLC, a Delaware limited liability company qualified as a foreign limited liability company in the States of Maryland and Virginia and the District of Columbia, KB HOME Maryland LLC, a Delaware limited liability company qualified as a foreign limited liability company in the State of Maryland, and KB HOME Virginia Inc., a Delaware corporation qualified as a foreign corporation in the State of Virginia; all of the issued and outstanding capital stock of each Guarantor which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned (except for directors qualifying shares and a nominal number of shares held by affiliated parties) by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the outstanding equity interests in each Guarantor which is a limited liability company have been duly authorized (if applicable) and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except for the Guarantors, no subsidiary of the Company (including, without limitation, any Partnership) is a “significant subsidiary” as defined in Rule 1 02 of Regulation S X (as in effect on January 1, 1996 and as of the date hereof). Schedule A hereto sets forth the names of each of the Guarantors, its jurisdiction of organization and whether such Guarantor is a corporation, limited liability company or other entity.

(vii)      (A)      As of August 31, 2013, 10,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), of the Company were authorized, of which none were issued and outstanding, 25,000,000 shares of Special Common Stock, par value $1.00 per share (the “Special Common Stock”), of the Company were authorized, of which none were issued and outstanding, 290,000,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), of the Company were authorized, of which 94,275,945 shares were issued and outstanding and 21,017,450 shares were treasury shares (including 12,602,735 shares reserved in respect of the Company’s 1.375% Convertible Senior Notes due 2019), and there have been no changes to the authorized, issued or outstanding capital stock of the Company since that date, except for (1) the subsequent issuance, if any, pursuant to reservations, agreements or employee benefit plans referred to or incorporated by reference in the General Disclosure Package and the Prospectus, and (2) repurchases of Common Stock pursuant to stock repurchase programs that are described in the General Disclosure Package and the Prospectus; the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock, the Company’s authorized but unissued Special Common Stock, and the Company’s authorized but unissued Preferred Stock, conform to the respective statements relating thereto included in the General Disclosure Package and the Prospectus;

(B)      the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued by the Company, authenticated by the Trustee and delivered pursuant to the provisions of the Indenture and this Agreement against payment of the consideration set forth herein, the Securities will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture;

(C)      The Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth

Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture have been duly authorized, executed and delivered by the Company and each of the Guarantors party thereto and constitute valid and binding agreements of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except in each case as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, except in each case against any Company subsidiary that has been released as a Guarantor under the Indenture, and the Indenture has been duly qualified under the 1939 Act; and

(D)      the Operative Documents and the Guarantees conform and will conform in all material respects to the respective descriptions thereof contained in the General Disclosure Package and the Prospectus.

(viii)      Neither the Company nor any Guarantor is in violation of any statute, law, rule, regulation, judgment, order or decree applicable to such party of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such party or any of its properties (except where such violations would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise).

(ix)      The Company is not in violation of its charter or by-laws and none of the Guarantors is in violation of its charter or by-laws or other organizational documents, and neither the Company nor any of the Guarantors is in default in the performance or observance of (A) any obligation, agreement, covenant or condition contained in any outstanding debt securities previously issued under the Indenture (the “Senior Notes”), the Indenture, or the guarantees of the Senior Notes (the “Senior Guarantees”) (the Senior Notes, the Indenture and the Senior Guarantees are hereinafter called, collectively, the “Subject Instruments” and, individually, a “Subject Instrument”) or (B) any other obligation, agreement, covenant or condition contained in any other contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Guarantors is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Guarantors is subject, which default or violation would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the other Operative Documents and the Guarantees, the consummation of the transactions contemplated herein and in the other Operative Documents and the Guarantees and compliance by the Company and the Guarantors with their respective obligations under such agreements to which they are parties have been duly authorized by all necessary action, corporate or other, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the

Guarantors pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Guarantors is a party or by which it or any of them may be bound (including, without limitation, the Subject Instruments), or to which any of the property or assets of the Company or any of the Guarantors is subject, except (other than in the case of the Subject Instruments) for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of the Guarantors or any applicable law, administrative regulation or administrative or court order or decree.

(x)      There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus (other than as disclosed therein), or which is not so disclosed and (net of reserves and insurance) which the Company believes might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or the other Operative Documents; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate and net of reserves and insurance, not material to the Company and its subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

(xi)      No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Securities or the Guarantees, the consummation by the Company or any Guarantor of any of the other transactions contemplated hereby or by any of the other Operative Documents, except such as may be required and have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations (as defined below) and the 1939 Act, and such as may be required under state securities laws.

(xii)      This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(xiii)      The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and (a) when read together with the other information in the Registration Statement, at the time the Registration Statement and any amendments thereto first became effective, at the time the Company’s most recent Annual Report on Form 10–K was filed with the Commission and at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, (b) when read together with the other information in the General Disclosure Package, at the Applicable Time and (c) when read together with the other information in the Prospectus, at the Representation Date and at the Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xiv)      The Securities rank and will rank pari passu in right of payment with the Senior Notes. The Guarantees rank and will rank pari passu in right of payment with the Senior Guarantees.

(xv)       There are no holders of securities of the Company with currently exercisable registration rights to have any securities registered as part of the Registration Statement or included in the offering contemplated by this Agreement.

(xvi)      The Company and each of the Guarantors have good and marketable title to all of their respective properties, in each case free and clear of all liens, encumbrances and defects, except (i) customary liens and encumbrances arising in the ordinary course of the Company’s construction and development business and the financing thereof, (ii) as stated or incorporated by reference in the Statutory Prospectus, the General Disclosure Package and the Prospectus or (iii) such as do not materially affect the value of such properties in the aggregate to the Company and its subsidiaries considered as one enterprise and do not materially interfere with the use made and proposed to be made of such properties.

(xvii)     The Company and the Guarantors possess such certificates, authorities and permits issued by the appropriate state, federal and foreign regulatory agencies or bodies necessary to conduct all material aspects of the business now operated by them, and neither the Company nor any of the Guarantors has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xviii)     No default or event of default with respect to any Indebtedness (as such term is defined in the Base Prospectus under the caption “Description of Debt Securities—Certain Definitions”) of the Company or any of the Guarantors entitling, or which, with notice or lapse of time or both, would entitle, the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement, any of the other Operative Documents, the issuance and sale of the Securities or the Guarantees or the consummation of the transactions contemplated hereby or thereby.

(xix)      The Company and each of the Guarantors have filed all tax returns required to be filed, which returns, as amended, are complete and correct in all material respects, and neither the Company nor any Guarantor is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect to said returns which would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xx)      The Company and each of the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement is accurate in all material respects.

(xxi)      The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); based on the most recent evaluation, the Company’s principal executive officer and principal financial officer concluded that the Company’s disclosure controls and procedures were effective as of August 31, 2013.

(xxii)      The Company and the Guarantors have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act, the 1934 Act Regulations or otherwise, stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Securities.

(xxiii)      None of the Operative Documents or the Guarantees is or will be, and no payment by the Company or any of the Guarantors of any amounts payable under or pursuant to any of the Operative Documents or the Guarantees (including, without limitation, any principal, premium, if any, or interest) is or will be, subject to any usury law or other limitation on the rate or amount of interest or other amounts payable thereunder or the yield thereon (collectively, “Usury Laws”), or violates, contravenes or breaches, or will violate, contravene or breach, any Usury Laws.

(xxiv)      Neither the Company nor any of the Guarantors is, and upon issuance and sale of the Securities and the Guarantees as contemplated by this Agreement, and application of the net proceeds therefrom as described in the Statutory Prospectus, the General Disclosure Package and the Prospectus, including towards consummation of the Tender Offers and including towards the redemption, at the option of the Company, of certain of its Senior Notes, neither the Company nor any of the Guarantors will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv)      No subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it is or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings, bonds, notes, debentures or other indebtedness or lease obligations of the Company, except for the Indenture, that certain Amended and Restated Deed of Trust and Security Agreement dated as of November 9, 2011 by KB HOME Nevada Inc. to the Company and the related Amended and Restated Promissory Note of even date therewith made by KB HOME Nevada Inc. in favor of the Company, and that certain Revolving Loan Agreement dated as of March 12, 2013 between the Company, the banks party thereto and Citibank, N.A. as administrative agent (the “Loan Agreement”) and the related Subsidiary Guaranty dated as of March 12, 2013 by the Guarantors in favor of Citibank, N.A. as administrative agent under the Loan Agreement and the banks party to the Loan Agreement from time to time. The Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings, bonds, notes, debentures or other indebtedness or lease obligations of the Company, other than the Indenture and the Loan Agreement. The only persons or entities that guarantee the Senior Notes or any indebtedness or other obligations of the Company under the Indenture, are the Guarantors. Except as provided by law or by the Loan Agreement, no subsidiary of the Company (other than previously unconsolidated joint ventures) is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xxvi)      The Company and, to the best of its knowledge, its officers and directors in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated in connection therewith that are effective as of the date hereof, except where the failure to so comply would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xxvii)      The Company and the Guarantors are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), except where such noncompliance with Environmental Laws would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval or any related constraints on operating activities or any potential liabilities to third parties) which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xxviii)      Neither the Company nor any Guarantor has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any Guarantor makes or ever has made a contribution and in which any employee of the Company or any Guarantor is or has ever been a participant, except where such liability would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. With respect to such plans, the Company and each Guarantor is in compliance in all material respects with all applicable provisions of ERISA, except where such noncompliance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xxix)      The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and neither the Company nor any of the Guarantors nor any of the Company’s other subsidiaries is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities or the Guarantees.

(xxx)      The statements (including any assumptions described therein) included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Outlook” in each of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2012, Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2013, Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2013 and Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2013, are within the coverage of Rule 175(b) under the 1933 Act to the extent such statements constitute “forward-looking statements” as defined in Rule 175(c) under the 1933 Act and were made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.

(xxxi)      The Company is not and, to the knowledge of the Company, none of its subsidiaries or any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii)      The Company is not and, to the knowledge of the Company, none of its currently operating subsidiaries nor any director, officer, agent, employee or Affiliate of the Company or any of its currently operating subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and, to the knowledge of the Company, its currently operating subsidiaries and its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii)      The operations of the Company and, to the knowledge of the Company, the operations of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv)      The interactive data in the XBRL included as an exhibit to the Registration Statement has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)      Any certificate signed by any officer or other authorized signatory of the Company or any of the Guarantors and delivered to the Representatives or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Company and the Guarantors to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriter; Closing.

(a)      On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at 98.75% of the principal amount thereof, the aggregate principal amount of Securities set forth in Schedule B opposite the name of such Underwriter, plus any additional aggregate principal amount of

Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)      Payment of the purchase price for the Securities shall be made at the offices of the Company, 10990 Wilshire Boulevard, Los Angeles, California, or at such other place as shall be agreed upon by the Representatives and the Company, at 6:30 a.m., California time, on October 29, 2013, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery of the Securities being herein called the “Closing Time”). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the several Underwriters of book-entry positions through the facilities of the Depositary Trust Company (“Book-Entry Positions”) for the Securities to be purchased by them. Book-Entry Positions for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before Closing Time. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Credit Suisse, Merrill Lynch, Citigroup and Deutsche Bank, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for any Securities to be purchased by any Underwriter whose payment therefor has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Securities shall be registered in the name of Cede & Co., as nominee of the Depositary Trust Company, and in such denominations as the Representatives shall have requested at least one full business day prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date.

SECTION 3.  Covenants of the Company. The Company and each Guarantor, jointly and severally, covenant with each Underwriter as follows:

(a)      Subject to the provisions of Sections 3(b) hereof, during the period beginning on the date of this Agreement through and including the date (the “Termination Date”), which date shall not be earlier than the Closing Time, as evidenced by a notice from the Representatives to the Company (which notice from the Representatives may be in writing or oral), on which all of the Securities shall have been sold by the Underwriters and the Prospectus is no longer required to be delivered or made available on request to investors under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing, the delivery or transmittal to the Commission for filing of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Registration Statement or amendment or supplement to any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference in or otherwise deemed to be a part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B) or any document to be filed pursuant to the 1934 Act by the Company or any Guarantor, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement, the

Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or the documents incorporated or deemed to be incorporated by reference in or otherwise deemed to be a part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B), (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any documents incorporated or deemed to be incorporated by reference in or otherwise deemed to be a part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B) or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (vi) if the Company or any of the Guarantors or any of the Company’s other subsidiaries becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities or the Guarantees. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)      During the period beginning on the date of this Agreement through and including the Termination Date, the Company will give the Representatives notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the Prospectus first provided to the Underwriters for use in connection with the offering of the Securities (whether to meet requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and, except in the case of Current Reports on Form 8-K that are deemed to have been “furnished” and not “filed” for purposes of the 1933 Act and the 1934 Act and are therefore not incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Termination Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and, except in the case of Current Reports on Form 8-K that are deemed to have been “furnished” and not “filed” for purposes of the 1933 Act and the 1934 Act and are therefore not incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)      The Company has delivered to the Representatives one copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Representatives may reasonably request.

(d)      The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered or furnished upon request to investors under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, such number of copies of each Preliminary Prospectus, if any, the Prospectus (as amended or supplemented, if applicable) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request, for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

(e)      If, during the period beginning on the date of this Agreement through and including the Termination Date, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will, subject to the provisions of Section 3(b) hereof, forthwith amend or supplement the Prospectus (in form and substance satisfactory to the Representatives and counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Statutory Prospectus or any other Preliminary Prospectus, the Company will promptly notify the Representatives and will promptly cease use of such Issuer Free Writing Prospectus or, subject to the provisions of Section 3(b) hereof, amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and the Underwriters and will promptly cease use of such Issuer Free Writing Prospectus (and each of the Underwriters agrees, severally and not jointly, that, upon receipt of such notice from the Company, such Underwriter will promptly cease use of such Issuer Free Writing Prospectus) and, subject to the provisions of Section 3(b) hereof, the Company will promptly amend or supplement, at its own expense, either (a) such Issuer Free Writing Prospectus or (b) the

Statutory Prospectus and the Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)      The Company and the Guarantors will endeavor, in cooperation with the Underwriters, to qualify the Securities and the Guarantees for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that neither the Company nor any of the Guarantors shall be obligated to qualify as a foreign corporation or other entity, as the case may be, in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities or the Guarantees have been so qualified, the Company and the Guarantors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required by applicable law. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of qualification of the Securities or the Guarantees for sale in any state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(g)      The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)      The Company will use the net proceeds received by it from the sale of the Securities in the manner to be specified in the General Disclosure Package and Prospectus Supplement under “Use of Proceeds.”

(i)      (1)      Immediately following the execution of this Agreement, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in the form set forth on Schedule C hereto, with such changes therein or additions thereto as may be approved by the Representatives, and shall as promptly as practicable file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433; provided that the Company shall furnish the Representatives with copies of any such Issuer Free Writing Prospectus a reasonable amount of time prior to such proposed filing and will not use or file any such Issuer Free Writing Prospectus to which the Representatives or counsel to the Underwriters shall reasonably object.

(2)      Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Securities and the Guarantees, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company deem appropriate.

(3)      The Company will effect the filings (including, without limitation, the filings of the Statutory Prospectus, the Prospectus and each Issuer Free Writing Prospectus) required under Rule 424(b) and Rule 433, as the case may be, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as the case may be, and, if applicable, will take such steps as it deems necessary to ascertain promptly whether any such document transmitted for filing under Rule 424(b) or Rule 433 was received for filing by the Commission and, in the event that it was not, will promptly file such document.

(j)      The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (or would be required to be delivered upon request by a purchaser pursuant to Rule 173 under the 1934 Act), will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)      During a period from and including the date of this Agreement through and including the day which is 30 days after the date of this Agreement, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities or any securities convertible into or exchangeable or exercisable for any debt securities (except for the Securities sold to the Underwriters pursuant to this Agreement); provided that the foregoing shall not prevent the Company or its subsidiaries from making borrowings under existing bank credit facilities or letter of credit facilities.

(l)      The Company and the Guarantors agree, jointly and severally, that, unless they have obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the Final Term Sheet prepared and filed pursuant to Section 3(i) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule D hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Guarantors agree, jointly and severally, that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

SECTION 4.  Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing or reproduction of this Agreement and the other Operative Documents, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of counsel and accountants to the Company and the Guarantors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the

Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, of any Permitted Free Writing Prospectus, any Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto and any costs associated with the electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities; (x) any fees and expenses of a depositary in connection with holding the Securities in book-entry form, and (xi) any transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase the Securities hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors herein contained, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to the following further conditions:

(a)      At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus containing the 430B Information (including the Prospectus Supplement referred to in Section 3(i) hereof) shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period (without reliance on Rule 424(b)(8)) and an Issuer Free Writing Prospectus containing the information in the Final Term Sheet shall have been filed with the Commission pursuant to Rule 433 within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of the timely filing or transmittal of each such document.

(b)      At Closing Time the Representatives shall have received:

(i)      The favorable opinion, dated as of Closing Time, of Munger, Tolles & Olson LLP, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

(ii)      The favorable opinion, dated as of Closing Time, of William A. (Tony) Richelieu, Vice President and Corporate Secretary of the Company, in

form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

(iii)      The favorable opinion, dated as of Closing Time, of Jones Day, counsel for the Underwriters, with respect to this Agreement, the Indenture, the Securities, the Registration Statement, the Prospectus and such other matters as the Underwriters may request.

(iv)      In giving their opinions required by subsections (b)(i), (b)(ii) and (b)(iii), respectively, of this Section, Munger, Tolles & Olson LLP, William A. (Tony) Richelieu, and Jones Day shall each additionally state that no facts have come to their attention that have caused them to believe that

(A)      the Registration Statement (which term shall be defined to include the Rule 430B Information) (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and any Form T-1, as to which counsel need make no statement), at the time it first became effective, as of the date that the Company’s most recent Annual Report on Form 10-K was filed with the Commission or at the “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B)      the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which counsel need make no statement), at the Representation Date or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C)      the General Disclosure Package (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and any Form T-1, as to which counsel need make no statement), as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)      The favorable opinions, dated as of the Closing Time, of local counsel for the Guarantors organized under the laws of the State of Arizona, the State of Nevada and the State of Texas, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto.

(c)      At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Guarantors in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and each of the Guarantors has complied with all agreements and satisfied all conditions set forth in this Agreement on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officers’ knowledge and information, no proceedings for that purpose have been initiated or threatened by the Commission, and (v) since the date of this Agreement, none of the ratings assigned by any nationally recognized statistical rating organization to any debt securities of the Company or any subsidiary of the Company has been lowered and no such rating agency has publicly announced that it has placed any debt securities of the Company or of any subsidiary of the Company on what is commonly termed a “watch list” for a possible downgrading. As used in this Section 5(c), the term “Registration Statement” means the Registration Statement excluding any amendments or supplements thereto after the date of this Agreement; the term “General Disclosure Package” means the General Disclosure Package excluding any amendments or supplements thereto after the Applicable Time; and “Prospectus” means the Prospectus excluding any amendments or supplements thereto after the date of this Agreement.

(d)      (i) At the Applicable Time, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information included and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (including, without limitation, any pro forma financial statements), and (ii) at the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (i) of this subsection (d) of this Section, provided that such letter shall use a “cut-off date” not more than three business days prior to the Closing Time.

(e)      At Closing Time, the Securities shall have a rating of at least B2 from Moody’s Investor’s Service Inc., B from Standard & Poor’s and B+ from Fitch Ratings, and the Company shall have delivered to the Representatives a letter from each such rating agency or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.

(f)      Prior to the Closing Time, if required by the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations, the Trustee shall have filed with the Commission an application for the purpose for determining the eligibility of the Trustee under the 1939 Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the 1939 Act and the Commission shall not have issued an order refusing to permit such application to become effective or taken any similar action.

(g)      At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and Guarantees as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities and Guarantees as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

SECTION 6.  Indemnification.

(a)      The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors and officers, its employees, and its respective affiliates and agents, in each case only for such affiliates and agents who have, or are alleged to have, participated in the distribution of Securities, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto (including, without limitation, the Rule 430B Information) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)      against any and all loss, liability, claim, damage and expense whatsoever,

as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)      against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (1) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), it being understood that such information is limited to the Underwriter Information (as defined below) or (2) in the Form T-1.

(b)      Each Underwriter, severally and not jointly agrees to indemnify and hold harmless the Company and its directors, each of its officers who signed the Registration Statement and its employees, and each Guarantor and its directors, each of its officers who signed the Registration Statement and its employees, and each person who signed the Registration Statement on behalf of KB HOME DelMarVa LLC, a Delaware limited liability company (“KB DelMarVa”), KB HOME Florida LLC, a Delaware limited liability company (“KB Florida”), KB HOME Fort Myers LLC, a Delaware limited liability company (“KB Fort Myers”), KB HOME Maryland LLC, a Delaware limited liability company (“KB Maryland”), KB HOME Orlando LLC, a Delaware limited liability company (“KB Orlando”), KB HOME Tampa LLC, a Delaware limited liability company (“KB Tampa”), and KB HOME Treasury Coast LLC, a Delaware limited liability company (“KB Treasure Coast”), and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any amendment thereto (including, without limitation, the Rule 430B Information) or any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing); provided that the Company acknowledges that the statements set forth under the caption “Underwriting” in the Statutory Prospectus and the Prospectus (i) in the table in the first paragraph and (ii) the seventh paragraph (such statements, the “Underwriter Information”) constitute the only such information furnished in writing by or on behalf of each Underwriter.

(c)      Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel), separate from their own counsel (i) in the case of indemnity pursuant to Section 6(a), for the Underwriters, the directors and officers of any Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act and (ii) in the case of indemnity pursuant to Section 6(b), for the Company and its directors, each of its officers who signed the Registration Statement, and its employees, each Guarantor and its directors, each of its officers who signed the Registration Statement and its employees, and each person who signed the Registration Statement on behalf of KB DelMarVa, KB Florida, KB Fort Myers, KB Maryland, KB Orlando, KB Tampa and KB Treasure Coast, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity is provided hereunder, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7.  Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 6(a) or (b) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Guarantors and one or more of the Underwriters, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriters be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriters hereunder. For purposes of this Section 7, the benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer, employee, and respective affiliate and agent, in each case only for such affiliates and agents who have, or are alleged to have, participated in the distribution of Securities, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor who signed the Registration Statement, each employee of the Company or any Guarantor, and each person who signed the Registration Statement on behalf of KB DelMarVa, KB Florida, KB Fort Myers, KB Maryland, KB Orlando, KB Tampa and KB Treasure Coast, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or such Guarantor, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to aggregate principal amount of Securities set forth opposite their respective names in Schedule B hereto and not joint. The obligations of the Company and the Guarantors to contribute pursuant to this Section 7 are joint and several.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or any of the Guarantors or any of the Company’s other subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or any of the Guarantors, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.  Termination of Agreement.

(a)      The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or California authorities, or (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or of any subsidiary of the Company shall have been lowered or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company or any trust preferred securities, capital securities or similar securities of any subsidiary of the Company on what is commonly termed a “watch list” for a possible downgrading. As used in this Section 9(a), the term “Registration Statement” means the Registration Statement excluding any amendments or supplements thereto after the date of this Agreement; the term “General Disclosure Package” means the General Disclosure Package excluding any amendments or supplements thereto after the Applicable Time; and “Prospectus” means the Prospectus excluding any amendments or supplements thereto subsequent to the date of this Agreement.

(b)      If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or any other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(a)      if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased at Closing Time, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)      if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased at Closing Time, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package, the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York

10010-3629, Attention: Transactions Advisory Group (fax number: 212-325-8278 and confirmation number: 212-538-0661); to c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, New York 10020 Attention: High Yield Legal Department (fax number: 212-901-7897); to c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax number: 212-816-7912); to c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: High Yield Syndicate Desk, Third Floor, with a copy to the attention of the General Counsel, 36th Floor (fax number: 212-797-4561); and notices to the Company and the Guarantors shall be directed to them at 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: William A. (Tony) Richelieu, Vice President and Corporate Secretary (fax number: 310-231-4280).

SECTION 12.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Guarantors and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Guarantors and the Company and their respective successors and the controlling persons and officers and directors and other persons referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantors and their respective successors and said controlling persons and officers and directors and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  No Advisory or Fiduciary Responsibility.

(a)      Each of the Company and the Guarantors hereby (i) acknowledges that the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Underwriters and any affiliate through which any of them may be acting, on the other hand, (ii) acknowledges that the Underwriters are acting as principal and not as agent or fiduciary of the Company or the Guarantors, (iii) acknowledges that the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, (iv) agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any of the Guarantors on related or other matters); and (v) agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto. Each of the Company and the Guarantors further acknowledge that (i) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (ii) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14.  Submission to Jurisdiction; Waiver of Jury Trial.  No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Guarantors hereby jointly and severally consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Guarantors hereby jointly and severally waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Guarantors jointly and severally agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and the Guarantors and may be enforced in any other courts to whose jurisdiction the Company or any of the Guarantors is or may be subject, by suit upon such judgment.

SECTION 15.  Governing Law and Time.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York City time.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

Very truly yours,

KB HOME

By:	/s/ Jeff J. Kaminski
Name: Jeff J. Kaminski
Title: Executive Vice President and Chief Financial Officer

KB HOME COASTAL INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME GREATER LOS ANGELES INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME SACRAMENTO INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME SOUTH BAY INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

UNDERWRITING AGREEMENT

KB HOME RENO INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME LAS VEGAS INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME NEVADA INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME LONE STAR INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KBSA, INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME PHOENIX INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

UNDERWRITING AGREEMENT

KB HOME TUCSON INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME DELMARVA LLC

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME FLORIDA LLC

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME FORT MYERS LLC

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME MARYLAND LLC

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME ORLANDO LLC

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

UNDERWRITING AGREEMENT

KB HOME TAMPA LLC

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME TREASURE COAST LLC

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

KB HOME VIRGINIA INC.

By:	/s/ Thad Johnson
Name: Thad Johnson
Title: Vice President and Treasurer

UNDERWRITING AGREEMENT

CONFIRMED AND ACCEPTED BY THE REPRESENTATIVES

as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

BY:	/s/ Eric Anderson
Name: Eric Anderson
Title: Vice Chairman

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

BY:	/s/ Daniel J. Kelly
Name: Daniel J. Kelly
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

BY:	/s/ Justin Tichauer
Name: Justin Tichauer
Title: Director

DEUTSCHE BANK SECURITIES INC.

BY:	/s/ Daniel Gittsovich
Name: Daniel Gittsovich
Title: Director

BY:	/s/ Stephen A. Plauché
Name: Stephen A. Plauché
Title: Director

On behalf of each the Underwriters

UNDERWRITING AGREEMENT

SCHEDULE A

List of Guarantors

1.	KB HOME Coastal Inc., a California corporation

2.	KB HOME Greater Los Angeles Inc., a California corporation

3.	KB HOME Sacramento Inc., a California corporation

4.	KB HOME South Bay Inc., a California corporation

5.	KB HOME Reno Inc., a Nevada corporation

6.	KB HOME Las Vegas Inc., a Nevada corporation

7.	KB HOME Nevada Inc., a Nevada corporation

8.	KB HOME Lone Star Inc., a Texas corporation

9.	KBSA, Inc., a Texas corporation

10.	KB HOME Phoenix Inc., an Arizona corporation

11.	KB HOME Tucson Inc., an Arizona corporation

12.	KB HOME DelMarVa LLC, a Delaware limited liability company

13.	KB HOME Florida LLC, a Delaware limited liability company

14.	KB HOME Fort Myers LLC, a Delaware limited liability company

15.	KB HOME Maryland LLC, a Delaware limited liability company

16.	KB HOME Orlando LLC, a Delaware limited liability company

17.	KB HOME Tampa LLC, a Delaware limited liability company

18.	KB HOME Treasure Coast LLC, a Delaware limited liability company

19.	KB HOME Virginia Inc., a Delaware corporation

Schedule A

SCHEDULE B

Names of Underwriters	Aggregate Principal Amount of Securities

Credit Suisse Securities (USA) LLC	$144,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$112,500,000
Citigroup Global Markets Inc.	$103,500,000
Deutsche Bank Securities Inc.	$90,000,000

Total	$450,000,000

Schedule B

SCHEDULE C

Pricing Term Sheet

ISSUER FREE WRITING PROSPECTUS

RELATING TO PRELIMINARY PROSPECTUS SUPPLEMENT

DATED OCTOBER 15, 2013

FILED PURSUANT TO RULE 433

REGISTRATION NUMBER 333-176930

KB HOME

$450,000,000 7.000% Senior Notes due 2021

Final Pricing Term Sheet

October 15, 2013

This Final Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Final Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Issuer:	KB HOME

Securities:	7.000% Senior Notes due 2021 (“Notes”)

Amount:	$450,000,000

Coupon (Interest Rate):	7.000%

Yield:	7.000%

Spread to Benchmark Treasury:	460 bps

Benchmark Treasury:	UST 2.000% due November 15, 2021

Scheduled Maturity Date:	December 15, 2021

Public Offering Price:	100.000%

Gross Proceeds:	$450,000,000

Underwriting Discount:	1.250% of principal amount

Payment Dates:	June 15 and December 15 of each year, commencing on June 15, 2014

Record Dates:	June 1 and December 1 of each year

Schedule C

Redemption:

The Notes will be redeemable, in whole at any time or from time to time in part, at the Issuer’s option on any date of redemption (each, a “Redemption Date”). Prior to September 15, 2021 (three months prior to the maturity of the Notes), the redemption price for the Notes to be redeemed will be equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed on that Redemption Date, and

(b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 50 basis points, plus, in the case of both clause (a) and (b) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date.

On or after September 15, 2021 (three months prior to the maturity of the Notes) and until their maturity, the redemption price for the Notes to be redeemed will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date.

Change of Control Triggering Event:

Upon a change of control triggering event, the Issuer will be required to make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date.

CUSIP:	48666K AT6

ISIN:	US48666KAT60

Distribution:	SEC Registered (Registration No. 333-176930)

Listing:	None

Trade Date:	October 15, 2013

Settlement Date:	October 29, 2013 (T+10)

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. Deutsche Bank Securities Inc.

Increased Offering Size

The Issuer has increased the aggregate amount of Notes offered as described in the Preliminary Prospectus Supplement from $350.0 million to $450.0 million, resulting in net cash proceeds to the Issuer (after deducting underwriting discounts and estimated fees and expenses) of $443.375 million. The additional net proceeds will be used for general corporate purposes.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained by contacting Credit Suisse Securities (USA) LLC at the following address: Attention: Prospectus Department, One Madison Avenue, New York, New York 10010, e-mail: newyork.prospectus@credit-suisse.com or toll free at (800) 221-1037.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule C

SCHEDULE D

Issuer General Use Free Writing Prospectuses

1. Pricing Term Sheet set forth on Schedule C

Schedule D